UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2016

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Fenner Valley Farm Lease

As previously disclosed, on December 23, 2015, Cadiz Real Estate LLC (“Cadiz Real Estate”), Cadiz Inc. (together with Cadiz Real Estate, “Cadiz”) and Water Asset Management, LLC (“WAM”) entered into a Lease Agreement, pursuant to which WAM agreed to lease, for a 99 year term, 2,100 acres owned by Cadiz in San Bernardino County, California, to be used by WAM in the planting, growing and harvesting of agricultural crops.  As consideration for the lease, WAM agreed to pay to Cadiz a one-time payment of $12.0 million.

On February 8, 2016, Cadiz and Fenner Valley Farms, LLC (“FVF LLC”), a subsidiary of WAM, entered into an Amended and Restated Lease Agreement (the “Agreement”), in connection with the payment to Cadiz of a one-time payment of $12.0 million and certain related agreements with Cadiz’s senior secured lenders.  $10.5 million of this amount was used to reduce outstanding debt under Cadiz’s credit agreement with its senior lenders and to satisfy prepayment requirements to extend the maturity under Cadiz’s credit agreement through June 2017.  The remaining $1.5 million was applied toward fees for the transaction and for additional working capital.

Under the Agreement, Cadiz agreed, from the date of the Agreement through February 22, 2016 (such period, the “Exclusivity Period”), (1) to negotiate exclusively with FVF LLC in connection with the lease of a further 7,500 acres for a proposed price of $43,000,000 (or, if less, the amount of Cadiz’s outstanding senior secured indebtedness) by way of a further land lease or credit facility and (2) not to solicit any competing proposals concerning a recapitalization or reorganization of Cadiz or a sale of any of Cadiz’s property.  Such credit facility, if funded, would be convertible at WAM’s option into a 99-year ground lease on 7,500 acres of Cadiz’s property on terms substantially similar to the lease terms in the Agreement.  If not first converted into a lease, the credit facility is contemplated to have a 10-year term and would be non- interest bearing and subject to repayment in whole or in part at any time at Cadiz’s option upon payment of the outstanding principal balance plus a twenty percent (20%) return thereon to WAM as of the date of such repayment on both the credit facility and retroactively to this Agreement.  The terms of the credit facility are subject to change and further negotiation and there can be no assurance that the terms of the credit facility will be agreed upon at all or on the terms set forth in this paragraph or that the credit facility will be funded.

Cadiz has a repurchase option under the Agreement to terminate the lease at any time during the twenty (20) year period following the effective date of the lease upon (1) repayment to FVF LLC of the $12,000,000 lease payment plus a ten percent (10%) compounded annual return (provided that the amount of such payment shall be not less than $14,400,000), (2) reimbursement to FVF LLC of water related infrastructure on the leased property plus 8% per annum as well as the actual costs of any farming related infrastructure incurred by FVF LLC on the leased property and (3) reimbursement of certain pipeline related development expenses incurred by FVF LLC, working in coordination with Cadiz, not to exceed $3,000,000 (such payments, the “Termination Payments”).  If (x) Cadiz does not exercise its termination right within such 20-year period or (y) the Agent under Cadiz’s credit agreement declares an event of default under Cadiz Inc.’s senior secured indebtedness and accelerates the indebtedness due and owing thereunder by Cadiz Inc. (or such indebtedness automatically accelerates under the terms of Cadiz Inc.’s senior secured indebtedness), then FVF LLC may purchase the leased property for $1.00.

Under the Agreement, if the further land lease or credit facility is not funded by the end of the Exclusivity Period but the conditions to the closing of the lease are satisfied, WAM will have the option to lease up to an additional 7,500 acres of Cadiz’s property at the prices set forth below if notice is provided by the following deadlines:  an additional 2,093 acres for $12,000,000 if notice is provided by June 1, 2016; an additional 2,093 acres for $12,000,000 if notice is provided by September 1, 2016; and an additional 3,314 acres for $19,000,000 if notice is provided by December 22, 2016.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Second Amendment to Amended and Restated Credit Agreement

As previously disclosed, on November 23, 2015, Cadiz entered into a First Amendment to Cadiz’s Amended and Restated Credit Agreement (the “First Amendment”) with its senior lenders, including majority lender MSD Credit Opportunity Master Fund, L.P., (“Senior Lenders”), granting Cadiz the right to extend the maturity date of a $40 million first tranche of its mortgage debt (“First Mortgage”) from March 2016 to June 2017.  Under the First Amendment, in order for Cadiz to elect to extend the First Mortgage, it would be required to make a $9 million payment prior to March 5, 2016 and to pay an extension fee of $2.25 million, payable in either additional term loans or shares of Cadiz Inc. common stock, $0.01 par value per share, at the Senior Lenders’ option. The $9 million payment will reduce Cadiz’s outstanding mortgage balance.

As described below, on February 8, 2016, Cadiz satisfied the repayment condition to extend the maturity date of the First Mortgage from March 2016 to June 2017.

In connection with entry into the First Amendment, the Company paid its Senior Lenders an amendment fee of $2.25 million in additional debt for the right to extend the maturity date of the First Mortgage to June 2017, which is concurrent with the existing due date of the $12 million second tranche of the Company’s mortgage debt.  If Cadiz opts to satisfy the final condition necessary to extend the First Mortgage maturity date, then it must deliver the Senior Lenders notice of its election to extend the maturity no later than February 26, 2016 and it will incur an additional extension fee of $2.25 million payable in either additional term loans or shares of Cadiz Inc. common stock at the Senior Lenders’ option.  The offering and issuance of the shares pursuant to this option are being made pursuant to an effective Registration Statement on Form S-3, Registration No. 333-190288.  If the First Mortgage is extended, interest will continue to accrue at 8%.

On February 8, 2016, Cadiz entered into a Second Amendment to Cadiz’s Amended and Restated Credit Agreement (the “Second Amendment”) with its Senior Lenders to provide for the application of $10.5 million of the $12.0 million payment pursuant to the Amended and Restated Fenner Valley Farm Lease, as described above; to satisfy the payment requirement under Cadiz’s Amended and Restated Credit Agreement to extend the maturity date of the First Mortgage from March 2016 to June 2017; to require Cadiz to pay 50% of all future quarterly interest payments in cash, rather than in accretion to principal, beginning with the quarterly interest payment due June 5, 2016; and to provide for certain related matters.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On February 12, 2016, Cadiz issued a press release announcing the closing under the Amended and Restated Fenner Valley Farm Lease and the satisfaction of the repayment condition to extend the maturity date of the First Mortgage from March 2016 to June 2017, pursuant to the Second Amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Lease Agreement, dated as of February 8, 2016, by and among Cadiz Real Estate LLC, Cadiz Inc. and Fenner Valley Farm, LLC.
10.2
Second Amendment to Amended and Restated Credit Agreement, dated as of February 8, 2016, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders from time to time party thereto, and Well Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated February 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  February 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Lease Agreement, dated as of February 8, 2016, by and among Cadiz Real Estate LLC, Cadiz Inc. and Fenner Valley Farm, LLC.
10.2
Second Amendment to Amended and Restated Credit Agreement, dated as of February 8, 2016, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders from time to time party thereto, and Well Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated February 12, 2016